VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow
HERMAN MILLER, INC.				the instructions to obtain your records and to create an electronic voting
SHAREHOLDER SERVICES				instruction form.
855 EAST MAIN AVENUE				ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
ZEELAND, MI 49464				If you would like to reduce the costs incurred by Herman Miller, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Herman Miller, Inc., c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
VOTE BY FAX DURING THE MEETING
Mark, sign, and date your proxy card and return it to Herman Miller, Inc. by faxing it to 1-616-654-7218, before the polls are closed.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
				M26806-P00797	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY

HERMAN MILLER, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
Vote on Directors				number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote
FOR the listed nominees:	[_]	[_]	[_]

1.	Director Vote
	ELECTION	OF DIRECTORS TO SERVE UNTIL 2013
	01)	Dorothy A. Terrell
	02)	David O. Ulrich
	03)	Michael A. Volkema

Vote on Proposal
The Board of Directors recommends a vote FOR the proposal.	For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	[_]	[_]	[_]
The proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the proxies will vote the shares "FOR" the nominees and "FOR" the proposal.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. [_]

_______________________________________________________                                         _______________________________________________________
Signature [PLEASE SIGN WITHIN BOX]          Date                                                                        Signature (Joint Owners)                             Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2010 Annual Meeting of Shareholders' Proxy Statement and 2010 Annual Financial Statements are available at www.proxyvote.com.

M26807-P00797

Herman Miller, Inc.

By signing this card, voting by telephone or voting by Internet, the shareholder appoints James E. Christenson and Michael A. Volkema, and each of them, proxies, with full power of substitution, to vote all of the undersigned's shares of Herman Miller, Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Monday, October 11, 2010, at 10:00 a.m. (EDT) at www.hermanmiller.com, and at adjournment or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)